2016-1 AMENDMENT
TO THE
STEELCASE INC.
RESTORATION RETIREMENT PLAN
(Restated effective January 15, 2011)
This 2016-1 Amendment to the STEELCASE INC. RESTORATION RETIREMENT PLAN (the “Plan”) is adopted by Steelcase Inc. (the “Company”). The amendment is effective as of March 1, 2015.
Pursuant to Section 8.1 of the Plan, the Company amends the Plan as follows:

A.
Section 2.12 is amended as follows:
2.12    Eligible Compensation
“Eligible Compensation” means the Compensation of a participant in the Steelcase Inc. Retirement Plan that exceeds the limit specified in Internal Revenue Code Section 401(a)(17) for the Plan Year.

B.
Section 2.19 is amended as follows:
2.19    Participant
“Participant” means an Employee who either:
(a)is a participant in the MIP and the Steelcase Inc. Retirement Plan during the Plan Year and who receives Eligible Compensation during the Plan Year; or
(b)has been selected by the Administrative Committee or Compensation Committee of the Board to participate in the Plan.

C.
Section 4.1 is amended as follows:
4.1    Participation
Participation in the Plan is limited to Employees who either:
(a)are Participants in the MIP and the Steelcase Inc. Retirement Plan who receive Eligible Compensation during the Plan Year; or
(b)are designated by the Administrative Committee or Compensation Committee of the Board for participation in the Plan.

D.
Section 6.1(b) is amended as follows:
(b)    Amount of Principal Credit As of the last day of each Plan Year, the Company shall credit the Account of each eligible Participant with an amount equal to the sum of (1) and (2) below where:
(1)Equals the product of (A) multiplied by (B) below where:
(A)Equals the percentage of compensation (as defined in the Steelcase Inc. Retirement Plan) allocated to the Participant’s discretionary contribution account, nondiscretionary contribution account or qualified non-elective contribution account in the Steelcase Inc. Retirement Plan for that Plan Year; and
(B)Equals the Participant’s Eligible Compensation; and
(2)Equals the product of (A) multiplied by (B) below where:
(A)Equals the largest percentage of compensation (as defined in the Steelcase Inc. Retirement Plan) allocated to any participant’s matching contribution account in the Steelcase Inc. Retirement Plan for that Plan Year; and
(B)Equals the Participant’s Eligible Compensation.
The Company may also credit additional amounts, to be determined by the Compensation Committee of the Board, to the Account of any Participant who is also a participant in the Steelcase Inc. Executive Supplemental Retirement Plan (the “SERP”). These additional credits will occur as of March 2, 2015. Notwithstanding the provisions of Section 5.2, the Participant’s vested percentage in the additional credits made as of March 2, 2015 shall be determined by the Compensation Committee of the Board in writing no later than March 2, 2015 or the date the Compensation Committee approves the additional credit, if later.

E.
In all other respects, the Plan is unchanged.

Signature
The Company signs this 2016-1 Amendment to the Steelcase Inc. Restoration Retirement Plan on the date stated below

STEELCASE INC.

Dated: September 21, 2015	/s/ Lizbeth S. O’Shaughnessy
Signature

Lizbeth S. O’Shaughnessy

Senior Vice President, Chief Administrative
Officer, General Counsel and Secretary

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